EXHIBIT 99.1

Wits Basin Announces Dr. Clyde Smith Appointed President

Mr. White Appointed Chairman of the Board and Mr. King Appointed CEO

Minneapolis, Minnesota, September 18, 2006 - Wits Basin Precious Minerals Inc., (OTCBB:WITM) is pleased to announce the appointment of Dr. Clyde Smith as President, effective September 15, 2006.

Vance White stated, “We have reached the point in our development where the geology and science skills needed on our drilling in Colorado and development in Mexico requires skill sets Dr. Smith fulfills. The past work Dr. Smith has completed in both gold and silver projects becomes a valuable resource to Wits Basin and its shareholders.”

Dr. Clyde Smith submitted the following statement, “Wits Basin has acquired high quality projects, all of which exhibit excellent potential for discovery of significant ore deposits and production. I am enthusiastic about the opportunity to provide the geologic and management direction of the Company’s projects in Colorado, Mexico, and South Africa. In addition, I look forward to evaluating and directing future projects generated by the Company’s aggressive search for new opportunities.”

About Dr. Smith
Dr. Smith holds a B.A. from Carleton College, a M.Sc. from the University of British Columbia, and a Ph.D. from the University of Idaho. He is a registered Professional Engineer with the Association of Professional Engineers and Geoscientists of British Columbia. Dr. Smith has founded or co-founded five exploration companies and is responsible for the discovery of four deposits: the Jason lead-zinc-silver deposit, Yukon Territory, Canada; the Santa Fe gold deposit, Nevada; the North Lake gold deposit, Saskatchewan, Canada; and the Solidaridad gold-silver-copper deposit, Mexico. He remains engaged in a gold-platinum project in Nevada as well as the consulting geologist for El Capitan Precious Metals, Inc. on its El Capitan gold-platinum group metals project in New Mexico.

About Wits Basin Precious Minerals Inc.
We are a minerals exploration and development company holding interests in five exploration projects and currently do not claim to have any mineral reserves on any project. Our common stock trades on the Over-the-Counter Bulletin Board under the symbol “WITM.” To find out more about Wits Basin Precious Minerals Inc. (OTCBB: WITM) visit our website at www.witsbasin.com.

Forward-Looking Statements and Risk Factors
Certain statements contained in this press release are forward-looking in nature and are based on the current beliefs and assumptions of our management. Words like “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” and similar expressions and their variants may be used to identify forward-looking statements. Such statements are valid only as of today, and we disclaim any obligation to update this information. These statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on our current beliefs and expectations as to such future outcomes.

The exploration for and development of mineral deposits involves significant financial risks, which even experience and knowledge may not eliminate, regardless of the amount of careful evaluation applied to a process. While the discovery of a mineral deposit may result in substantial rewards, few properties are ultimately developed into producing mines. Moreover, we cannot make any estimates regarding probable reserves and mineral resources in connection with any of our projects and any estimates relating to possible reserves are subject to significant risks. Therefore, no assurance can be given that any size of reserves or grades of reserves will be realized. If a discovery is made, the mineral deposit discovered, assuming recoverable, may differ from the reserves and mineral resources already discovered and recovered by others in the same region of the planned areas of exploration.

The cost of exploration and exploitation can be extensive and there is no assurance that we will have the resources necessary or the financing available to pursue projects we currently hold interests in or to acquire interests in other mineral exploration projects that may become available. The risks are numerous and detailed information regarding these risks may be found in filings made by us with the Securities and Exchange Commission, including our most recent annual report on Form 10-KSB, quarterly reports on Form 10-QSB and reports on Form 8-K.

Contact Information for Wits Basin Precious Minerals Inc.

Redwood Consultants, LLC
Jens Dalsgaard, 415-884-0348
InvestorInfo@RedwoodConsultants.com

or

Stephen King, CEO - (612) 490-3419